EXHIBIT 10.01

Approved by the board of directors 2/10/05

Subject to approval by the shareholders on 4/14/05

THE E. W. SCRIPPS COMPANY

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

April 14, 2005

1. Purpose.

The plan shall be known as The E. W. Scripps Company 1997 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of The E. W. Scripps Company (the “Company”) and its subsidiaries by (i) providing directors of the Company and officers and key employees of the Company and its subsidiaries with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights in tandem with or independent of options (“SARs”), restricted or nonrestricted share awards, performance units, or any combination of the foregoing may be made under the Plan.

2. Definitions.

(a) “Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

(b) “Beneficial Ownership” and “Beneficial Owner” have the meanings provided in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

(c) “Cause” means:

(i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary;

(ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof; or

(iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof.

(d) “Change in Control” shall occur with respect to all participants in the Plan when:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);

(e) “Change in Control” shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when:

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.

(f) “Disability” means a permanent disability deemed to have occurred under any Company-wide employee long-term disability plan.

(g) “Fair Market Value” of Class A Common Shares of the Company means, with respect to the date in question, the average of the high and low sale prices of such shares on the New York Stock Exchange, or if the Company’s Class A Common Shares are not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Committee.

(h) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(i) “Incumbent Director” means a member of the Board on April 15, 2004, provided that any person becoming a director subsequent to April 15, 2004, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

(j) “Nonqualified Stock Option” means any stock option other than an Incentive Stock Option.

(k) “Person” has the meaning provided in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of such Act).

(l) “Retirement” means retirement as defined under the Scripps Pension Plan, or as otherwise determined by the Board of Directors of the Company.

(m) “SARs” means stock appreciation rights.

(n) “Scripps Pension Plan” means the Scripps Pension Plan as Amended and Restated effective January 1, 1997.

(o) “Subsidiary” means a corporation or other entity of which outstanding shares or interests representing 50% or more of the combined voting power of such corporation or entity are owned directly or indirectly by the Company.

3. Administration.

The Plan shall be administered by a committee consisting of at least three directors of the Company (the “Committee”). Subject to the provisions of the Plan, the Committee shall be authorized to determine the form and substance of grants made under the Plan to each participant; establish the conditions and restrictions, if any, subject to which such grants will be made or will vest; interpret the Plan; and adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be conclusive and binding on all parties, including the Company, its shareholders, and the participants in the Plan. The Committee may appoint a subcommittee of its members as permitted or appropriate under applicable laws and regulations. Such subcommittee may exercise such powers of the Committee as the Committee designates. All actions of the subcommittee shall be reported to the Committee.

4. Shares Available for the Plan.

Subject to adjustments as provided in Section 16, an aggregate of 24,317,400 of Class A Common Shares of the Company (hereinafter referred to from time to time as “shares”) may be issued pursuant to the Plan. (9,158,700 pre-split shares were available when the Plan was last amended. Post split, the shares available were 18,317,400. Adding the shares approved on 4/14/05, the shares available are 24,317,400.) Such shares may be unissued or treasury shares. If any grant under the Plan expires or terminates unvested or unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, SARs in tandem therewith are exercised.

5. Participation.

Participation in the Plan shall be limited to directors of the Company and officers and key employees of the Company and its subsidiaries, all as approved by the Committee.

Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

Incentive or nonqualified stock options, SARs, restricted or nonrestricted stock awards, performance units, or any combination thereof, may be granted for such number of shares as the Committee shall determine (such individuals to whom grants are made being herein referred to from time to time as “grantees”). A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.

The maximum number of shares with respect to which incentive or nonqualified options, SARs, restricted or nonrestricted stock or performance units, or any combination of the foregoing may be granted to any single individual in any one calendar year shall not exceed 1,000,000 shares. The maximum number of shares for which incentive stock options may be granted under the Plan shall not exceed 5,000,000

6. Incentive and Nonqualified Option Grants.

The Committee may grant from time to time to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(a) Price. The price per share deliverable upon the exercise of each option (“exercise price”) shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted. In the case of the grant of any Incentive Stock Option to a participant who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted.

(b) Cash Exercise. Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or a combination of cash and shares. The Fair Market Value of shares tendered on exercise of options shall be determined on the date of exercise.

(c) Cashless Exercise. Options may be exercised in whole or in part upon delivery of an irrevocable written notice of exercise pursuant to any cashless exercise program that the Company offers from time to time.

(d) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall a Nonqualified Stock Option be exercisable more than ten years and one day from the date it is granted or an Incentive Stock Option, more than ten years from the date it is granted; and, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event shall such option be exercisable, if required by the Code at the time of grant, more than five years from the date of the grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised in whole or in part. Unless otherwise provided herein, a grantee who is an employee of the Company or a subsidiary may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company or a subsidiary. Prior to the exercise of the option and delivery of the stock represented thereby, the grantee shall have no rights to any dividends or be entitled to any voting rights on any stock represented by outstanding options.

(e) Limitations on Grants. If required by the Code at the time of grant of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the grant date) of shares for which such option is exercisable for the first time during any calendar year may not exceed $100,000.

7. Stock Appreciation Right Grants.

(a) Tandem SARs. The Committee shall have the authority to grant SARs in tandem with an option (“tandem SAR”) under this Plan to any grantee, either at the time of grant of an option or thereafter by amendment to an option. The exercise of an option shall result in an immediate forfeiture of its corresponding tandem SAR, and the exercise of a tandem SAR shall cause an immediate forfeiture of its corresponding option. Tandem SARs shall be subject to such other terms and conditions as the Committee may specify. A tandem SAR shall expire at the same time as the related option expires and shall be transferable only when, and under the same conditions as, the related option is transferable.

Tandem SARs shall be exercisable only when, to the extent and on the conditions that the related option is exercisable. No tandem SAR may be exercised unless the Fair Market Value of a share on the date of exercise exceeds the exercise price of the option to which the SAR corresponds.

Upon the exercise of a tandem SAR, the grantee shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share on the date of exercise and the exercise price of the option to which the SAR corresponds. The Committee shall decide whether such distribution shall be in cash, in shares, or in a combination thereof.

All tandem SARs will be exercised automatically on the last day prior to the expiration date of the related option, so long as the Fair Market Value of a share on that date exceeds the exercise price of the related option.

(b) Independent SARs. SARs may be granted by the Committee independently of options (“Independent SARs”). An Independent SAR will entitle a participant to receive, with respect to each share as to which the SAR is exercised, the excess of the Fair Market Value of a share on the date of exercise over its Fair Market Value on the date the Independent SAR was granted.

Any exercise of an Independent SAR must be in writing, signed by the participant and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

Each Independent SAR will be exercised automatically on the last day prior to the expiration date established by the Committee at the time of the award of such SAR.

Payment of the amount to which a participant is entitled upon the exercise of an Independent SAR shall be made in cash or shares, or in a combination thereof, as the Committee shall determine. To the extent that payment is made in shares, the shares shall be valued at their Fair Market Value on the date of exercise of such SAR.

8. Performance Units for Employees.

Performance units may be granted on a contingent basis to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of performance units so granted to a participant and the appropriate period over which performance is to be measured (“performance cycle”). Each performance unit shall have a dollar value determined by the Committee at the time of grant. The value of each unit may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. The Committee shall establish performance goals that, depending on the extent to which they are met, will determine the ultimate value of the performance unit or the number of performance units earned by participants, or both.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

The Committee shall determine the number of performance units that have been earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. Earned performance units may be paid out in restricted or nonrestricted shares, cash, or a combination of both, as the Committee shall determine at the time of grant or payment.

A participant must be an employee of the Company at the end of the performance cycle in order to be entitled to payment of a performance unit granted in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, if a participant ceases to be an employee of the Company upon the occurrence of his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate number of performance units based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle in accordance with terms and conditions established by the Committee upon grant of a performance unit.

9. Restricted and Nonrestricted Share Grants; Performance-Based Grants; Restricted Share Unit Grants.

The Committee may grant shares under the Plan to such participants and in such amounts as it determines. Each grant shall specify the applicable restrictions, if any, the duration of such restrictions, the time or times at which such restrictions shall lapse with respect to all or a specified number of shares or units that are part of the grant, and the terms and conditions under which a participant can earn a proportionate number of restricted shares or units in the event of his or her death, Retirement or Disability. The Committee may grant shares the vesting of which is based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for such performance period is substantially uncertain and (ii) no more than 90 days after the commencement of such performance period to which the performance goal relates. The performance goals, which must be objective, shall be based solely upon one or more of the following criteria:

1.	Earnings per share;
2.	Operating cash flow;
3.	Gross margin;
4.	Operating or other expenses;
5.	Earnings before interest and taxes (“EBIT”);
6.	Earnings before interest, taxes, depreciation and amortization;
7.	Net income;
8.	Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity; and
9.	Stock price appreciation.

The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or adjusted for unusual or unplanned items.

Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any participant under the Plan. The participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefore.

The Committee may grant restricted shares that are convertible into restricted share units at the election of the participant to defer receipt of such shares. The Committee may permit participants holding restricted shares granted under the Plan heretofore or hereafter to convert such shares into restricted share units if the participant elects to defer receipt of such shares. The terms and conditions of any such grant or conversion shall be approved by the Committee. Each participant who so receives restricted share units shall be eligible to receive, at the expiration of the applicable deferral period, one share for each restricted share unit, and the Company shall issue to and register in the name of each such participant a certificate for that number of shares. Participants who receive restricted share units shall have no rights as shareholders with respect to such restricted share units until such time as share certificates are issued to the participants; provided, however, that quarterly during the applicable restricted period for all restricted share units so received, the Company shall pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares.

10. Change in Control.

(a) Change in Control of the Company. Upon a Change in Control of the Company, all grants made under the Plan shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.

(b) Change in Control of Subsidiary or Division Employing a Participant. Upon a Change in Control of a subsidiary or division by which a participant is employed, all of such participant’s grants shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.

11. Termination of Employment.

(a) Employees. If a participant ceases to be an employee of the Company or any subsidiary due to death, Disability or Retirement, each of the participant’s grants shall become fully vested and, in the case of an option, be exercisable until its expiration date. Notwithstanding the foregoing, in the event of such death, Disability or Retirement, any restricted share grant or restricted share unit grant contingent on the achievement of performance measures shall vest proportionately in accordance with the terms and conditions established by the Committee upon grant of such share or unit.

If a participant ceases to be an employee of the Company or any subsidiary due to Cause, all of his or her grants, whether or not vested, shall be forfeited, other than restricted and nonrestricted share grants that vested prior to such participant’s ceasing to be such an employee due to Cause and options or other grants that were exercised prior to such cessation.

If a participant ceases to be an employee of the Company or any subsidiary for any reason other than as set forth in the first two paragraphs of this Section 11(a), each of his or her grants that had vested on or before the date of termination shall remain vested and, in the case of an option, be exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination of employment, but in no event after its expiration date; and each of a participant’s grants that had not vested on or before the date of such termination shall be forfeited.

Notwithstanding anything to the contrary herein, if a participant ceases to be an employee of the Company or any subsidiary for any reason other than Cause, the Committee at its sole discretion may accelerate the vesting of any grant, so that it will become fully vested as of the date of such participant’s termination of employment and in the case of an option exercisable until its expiration date.

(b) Directors. If a participant is a director and not an officer or employee of the Company or a subsidiary, each of his or her grants shall be nonforfeitable and shall vest and, if applicable, be exercisable until its expiration date, regardless of whether or not such director continues to be a director of the Company, unless such director has been removed for cause as a director in accordance with applicable law (in which event such director shall forfeit all outstanding grants, whether vested or not, at the date of his or her removal, other than restricted or nonrestricted share grants that vested prior to such removal and options or other grants that were exercised prior to such removal).

12. Withholding of Taxes.

The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Fair Market Value of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act.

13. Written Agreement.

Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14. Listing and Registration.

If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option, SAR, performance unit, or share award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance unit paid out, or no shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15. Transfer of Employee.

Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or by contract.

16. Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by grants made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all grants outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

17. Termination and Modification of the Plan.

The Board of Directors, with such approval of the shareholders as may be required, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan.

With the consent of the grantee affected thereby, and with such approval of the shareholders as may be required, the Committee may amend or modify a grant in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which (i) an option becomes exercisable, (ii) a performance unit is to be determined or paid, or (iii) restrictions on shares are to be removed.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

18. Termination Date.

The Plan shall terminate at the close of business on June 1, 2014.

19. Cash Awards.

The Committee may authorize cash awards to any participant receiving shares under the Plan in order to assist such participant in meeting his or her tax obligations with respect to such shares.

20. Transferability.

No option, SAR, or performance unit, or any right thereunder may be transferred by a participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined in the Code or the Employee

Retirement Income Security Act of 1974, as amended) or, during his or her lifetime, to one or more members of his or her family, to one or more trusts for the benefit of one or more members of his or her family, or to a partnership or partnerships of members of his or her family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 with respect to any grant hereunder. A transferee shall be subject to all restrictions, terms and conditions applicable to the transferor-participant and shall not be entitled to transfer the particular option, SAR, performance unit or right during his or her life.

21. Nonqualified Deferred Compensation.

Notwithstanding anything to the contrary in the Plan, in the event it is determined that any payment to be made under the Plan is considered “nonqualified deferred compensation” subject to Section 409A of the Code, payment will be delayed for six (6) months following separation from service.